SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

HEALTHETECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49871	77-0478611
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

523 Park Point Drive, 3rd Floor

Golden, Colorado 80401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 526-5085

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 19, 2005, HealtheTech, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and the fiscal year ended December 31, 2004. A copy of the press release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as Exhibit 99.1.

The information provided pursuant to this Item 2.02 of this current report, including Exhibit 99.1 relating to the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2004, is being furnished pursuant to such Item and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 19, 2005, the Board of Directors of the Company unanimously agreed to cause the Company to terminate the registration of its common stock under the Exchange Act. On January 19, 2005, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock. The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the Commission.

In connection with the deregistration, the Company has also requested Nasdaq to delist its common stock from The Nasdaq Stock Market effective upon the filing of the Form 15. The Company anticipates that its common stock will be quoted over the counter in the Pink Sheets, but can make no assurances that any broker will make a market in the Company’s common stock.

On January 19, 2005, the Company issued a press release announcing its intent to terminate the registration of its common stock under the Exchange Act and delist its securities from The Nasdaq Stock Market, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	HealtheTech Press Release dated January 19, 2005.

99.2	HealtheTech Press Release dated January 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, HealtheTech has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTHETECH, INC.

Dated: January 19, 2005	By:	/s/ James W. Dennis
James W. Dennis
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	HealtheTech Press Release dated January 19, 2005.

99.2	HealtheTech Press Release dated January 19, 2005.